UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 9, 2017

Date of Report (Date of earliest event reported)

PLx Pharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36351	46-4995704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8285 El Rio Street, Ste. 130

Houston, Texas 77054

(713) 842-1249

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2017, PLx Pharma Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) providing for the issuance and sale by the Company to the Investors of an aggregate of approximately $18.2 million of registered and unregistered securities of the Company (the “Offering”). Pursuant to the Purchase Agreement, the Company agreed, among other things, to issue and sell to the Investors an aggregate of 2,646,091 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price per share of $6.875 in a registered direct offering and unregistered warrants to purchase up to 2,646,091 shares of Common Stock with an exercise price of $7.50 per share (the “Warrants”) in a concurrent private placement (the “Private Placement”). The Warrants are initially exercisable six months and one day following issuance and have a term of ten years from the date of issuance. The closing of the Offering is expected to take place on or about June 14, 2017, subject to certain customary closing conditions.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-204830), which was initially filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2015 and declared effective by the SEC on June 19, 2015. A prospectus supplement relating to the Offering was filed with the SEC on June 12, 2017. The Company intends to use the net proceeds from this offering, together with current cash resources, to advance Aspertec 325 mg to market-readiness; to obtain supplemental regulatory approval of Aspertec 81 mg; to fund the technology transfer and the commercial scale validation and manufacturing necessary to support both efforts; to begin funding the hiring of a physician directed sales force to support the commercial launch of Aspertec in both dose forms and the expansion of its management team; and to fund working capital, capital expenditures and other general corporate purposes, which may include the acquisition or licensing of other products, businesses or technologies.

The Warrants will be issued and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the Investors may only sell the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Raymond James & Associates, Inc. and Janney Montgomery Scott LLC (the “Placement Agents”) have served as the Company’s lead placement agent and co-lead placement agent, respectively, for the Offering pursuant to a Placement Agency Agreement (the “Placement Agreement”). Under the Placement Agreement, in consideration for services rendered as the Placement Agents in the Offering, the Company will pay to the Placement Agents a cash fee equal to approximately $1.1 million, or 6.0% of the aggregate gross proceeds of the Offering. The Company also agreed to reimburse the Placement Agents for their reasonable out-of-pocket expenses incurred in connection with their engagement and to pay the legal fees of the Placement Agents’ counsel up to an aggregate amount of $100,000, with a separate limitation of $75,000 for legal expenses.

The foregoing descriptions of the Purchase Agreement, the Warrants and the Placement Agreement do not purport to be complete and are qualified in their entirety by reference to the copy of each of the form of Purchase Agreement, the form of Warrant and the Placement Agreement, which are attached hereto as Exhibits 99.3, 4.1 and 99.2, respectively, and are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement, the Warrants and the Placement Agreement were made solely for the benefit of the parties to the Purchase Agreement, the Warrants and the Placement Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement, the Form of Warrant and the Placement Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, the Warrants and the Placement Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Form 8-K with respect to the Private Placement, the Warrants and the Warrant Shares is incorporated by reference into this Item 3.02 of this Form 8-K. The Warrants are expected to be issued and sold by the Company to the Investors on or about June 14, 2017, in transactions exempt from registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The offering of the Warrants did not involve a public offering, and no general solicitation or advertisement was made in connection with the offering of the Warrants. Accordingly, the Warrants and the Warrant Shares have not been registered under the Securities Act and the Investors may only sell the Warrants and the Warrant Shares pursuant to an effective registration statement under the Securities Act covering the resale of those securities, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. Neither this Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 7.01. Regulation FD Disclosure.

On June 12, 2017, the Company issued a press release in connection with the Offering titled “PLx Pharma Inc. Announces Pricing of Registered Direct Offering.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including the information in the Exhibits attached hereto) that is furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

The Company licenses certain intellectual property rights pursuant to a worldwide, exclusive license agreement with the Board of Regents of The University of Texas System that was entered into on January 8, 2003, amended and restated on December 11, 2009, and subsequently amended on April 15, 2011, and December 17, 2011. The license agreement and amendments, which have not been previously filed as exhibits to any report filed pursuant to the Securities Exchange Act of 1934, are being filed herewith as Exhibits 10.1, 10.2 and 10.3.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Warrant, to be issued by PLx Pharma Inc. to the Investors on June 14, 2017.

5.1	Opinion of Jackson Walker L.L.P.

10.1†	Amended and Restated Patent License Agreement, dated December 11, 2009

10.2†	Amendment No. 1 to Amended and Restated Patent License Agreement, dated April 15, 2011

10.3†	Amendment No. 2 to Amended and Restated Patent License Agreement, dated December 17, 2011

23.1	Consent of Jackson Walker L.L.P. (included in Exhibit 5.1).

99.1	Press Release, issued by PLx Pharma Inc. on June 12, 2017.

99.2	Placement Agency Agreement, dated as of June 9, 2017, by and between PLx Pharma Inc. and Raymond James & Associates, Inc.

99.3	Form of Securities Purchase Agreement

†Confidential treatment to be requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLx PHARMA INC.

By:	/s/ Natasha Giordano
Natasha Giordano

Title:	President and Chief Executive Officer

Dated:	June 12, 2017